UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 22, 2004 (October 20, 2004)

BROWN-FORMAN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	002-26821	62-0143150

(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

850 Dixie Highway
Louisville, Kentucky	40210

(Address of Principal Executive Offices)	(Zip Code)

(502) 585-1100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     Brown-Forman Corporation, through its wholly owned subsidiary Voldgade Investments Holdings, A/S, entered a letter agreement dated as of October 20, 2004 with Moet Hennessy Investissements SA (“Moet”) and Lazard & Co., Limited, undertaking to accept an offer that Moet has announced it intends to make to purchase all of the issued share capital of Glenmorangie plc. Brown-Forman Corporation issued a press release yesterday describing this commitment, a copy of which is attached as an exhibit hereto and incorporated herein by reference.

     Subject to terms and conditions set forth in Brown-Forman’s letter to Moet and those set forth in the press announcement publicly issued by Moet yesterday regarding its intended offer, Brown-Forman Corporation yesterday committed to sell to Moet the 2,962,904 ‘A’ ordinary shares of Glenmorangie plc owned by Brown-Forman’s subsidiary Voldgade, for a price equal to £17.176 cash per share (for a total purchase price of £51 million, or $92 million at the exchange rate on October 20, 2004). Subject to the certain terms and conditions, Moet agreed to make the offer not later than November 19, 2004 and Brown-Forman agreed to tender its shares within seven days thereafter.

     Moet’s announcement relating to its intended offer states that Moet has obtained commitments to accept its offer from holders representing a total of approximately 45 percent of the ‘A’ shares and approximately 71 percent of the ‘B’ shares. The announcement also states that the offer will be subject to a number of terms and conditions, including Moet timely receiving valid acceptances with respect to at least 90 percent of the Glenmorangie ‘A’ shares and 90 percent of the Glenmorangie ‘B’ shares. Due to the numerous terms and conditions to which Moet has stated its offer will be subject, there can be no assurances that the offer will be consummated.

     Under pre-existing contracts, Brown-Forman Corporation has distribution and marketing rights for Glenmorangie brands in the U.S. and marketing and representation rights for the brands in several European markets.

Item 7.01. Regulation FD Disclosure

     The press release of Brown-Forman dated October 20, 2004 referenced above is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

     (a) Not applicable.

     (b) Not applicable.

     (c) Exhibits.

99.1 Press Release, dated October 20, 2004.

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated October 20, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN-FORMAN CORPORATION
	By:	/s/ Nelea A. Absher
Nelea A. Absher
Date: October 22, 2004		Vice President and Assistant Corporate Secretary